UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2025 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to Delayed Draw Term Loan Credit Agreement

On April 19, 2013 (the “Effective Date”), Par Petroleum Corporation (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) entered into a Fourth Amendment (the “Fourth Amendment”) to Delayed Draw Term Loan Credit Agreement (as amended from time to time, including the Fourth Amendment, the “Credit Agreement”) with Jefferies Finance LLC, as administrative agent (the “Agent”) for the lenders party thereto from time to time, including WB Delta, Ltd., ZCOF Par Petroleum Holdings, L.L.C., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, Ltd., Waterstone Offshore BLR Fund Ltd., Waterstone Distressed Opportunities BLR Fund Ltd., Waterstone Offshore AD BLR Fund Ltd. and Highbridge International, LLC (collectively, the “Lenders”).

Set forth below are certain material terms of the Fourth Amendment:

Lender Consent to Compressor Disposition. Pursuant to the Fourth Amendment, the Lenders agreed that, in connection with the previous sale by HEWW Equipment LLC, a wholly owned subsidiary of the Company (“HEWW”), of certain gas compressor assets as described in Item 8.01 of this Current Report on Form 8-K (the “Compressor Disposition”), (a) 50% of the net cash proceeds from the Compressor Disposition be applied to pay (i) first, an amendment fee and (ii) second, to repay the Tranche B Loans (as defined in the Credit Agreement) in accordance with each Tranche B Lender’s Pro Rata Share (as defined in the Credit Agreement), and (ii) 50% of the net cash proceeds from the Compressor Disposition be retained by the Company or HEWW and used for general corporate purposes in the business of the Company or its subsidiaries.

Collateral. Subject in all respects to the satisfaction of the conditions described in the Fourth Amendment, the Lenders agreed to the release of their liens and security interests on the assets of Texadian Energy, Inc., formerly known as SEACOR Energy, Inc. (“Texadian”), and Texadian Energy Canada Limited, formerly known as SEACOR Energy Canada Limited (“Texadian Canada”), including a release of any lien on the equity interests of Texadian pledged by the Company, and a release of Texadian from its guarantee under the Credit Agreement, if necessary. Such releases will only be made in connection with the closing of a definitive trade finance credit facility by Texadian and Texadian Canada, and is subject in all respects to the satisfaction of the conditions to release described in the Fourth Amendment.

Mandatory Prepayment. Net cash proceeds of asset dispositions (other than as a result of a casualty), debt issuances and equity issuances can no longer be invested by the Borrower, and must be used to prepay the Credit Agreement obligations, other than net cash proceeds from asset sales for fair market value resulting in no more than $150,000 in net cash proceeds per disposition (or series of related dispositions) and less than $300,000 in aggregate net cash proceeds before the Maturity Date.

Maturity Date. The Lenders agreed to extend the maturity date of the Tranche B Loans to December 31, 2013.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K regarding the Fourth Amendment is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On February 20, 2013, HEWW sold two new (built 2008) gas compressor packages for an aggregate cash purchase price of $2,850,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Fourth Amendment to Delayed Draw Term Loan Credit Agreement dated as of April 19, 2013, by and among the Company, the Guarantors party thereto, the Lenders party thereto and Jefferies Finance LLC, as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: April 22, 2013	/s/ R. Seth Bullock
R. Seth Bullock Chief Financial Officer

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